CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of WCM Focused International Growth Fund, WCM Focused Emerging Markets Fund, WCM Focused Global Growth Fund, WCM International Small Cap Growth Fund, WCM Small Cap Growth Fund, WCM Focused Small Cap Fund, WCM China Quality Growth Fund, WCM Sustainable Developing World Fund (formerly, WCM Focused ESG Emerging Markets Fund), WCM Sustainable International Fund (formerly, WCM Focused ESG International Fund), WCM Focused International Value Fund, WCM International Long-Term Growth Fund, and WCM Focused International Opportunities Fund, each a series of Investment Managers Series Trust and to the use of our report dated June 29, 2021 on the financial statements and financial highlights of WCM Focused International Growth Fund, WCM Focused Emerging Markets Fund, WCM Focused Global Growth Fund, WCM International Small Cap Growth Fund, WCM Small Cap Growth Fund, WCM Focused Small Cap Fund, WCM China Quality Growth Fund, WCM Sustainable Developing World Fund (formerly, WCM Focused ESG Emerging Markets Fund), WCM Sustainable International Fund (formerly, WCM Focused ESG International Fund), WCM Focused International Value Fund, and WCM Focused International Opportunities Fund, each a series of Investment Managers Series Trust. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 27, 2021